Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
TIPTREE FINANCIAL PARTNERS, L.P.
          This Certificate of Limited Partnership of Tiptree Financial Partners, L.P. (the “Partnership”) is being duly executed and filed by the undersigned general partner (the “General Partner”) to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.) (the “Act”).

FIRST:	The name of the limited partnership formed hereby is Tiptree Financial Partners, L.P.

SECOND:	The name and address of the Partnership’s registered agent in the state of Delaware is National Corporate Research, 615 South DuPont Highway, Dover, Delaware 19901.

THIRD.	The name and business address of the General Partner of the Partnership is as follows:

Tricadia Capital, LLC
767 Third Avenue, 11th Floor New York, New York 10017

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on this 23rd day of May, 2007 and submits it for filing in accordance with the Act.

TRICADIA CAPITAL, LLC Its General Partner
By:	/s/ Arif Inayatullah
	Name:	Arif Inayatullah
	Title:	Managing Member